The Bancorp, Inc. Reports Fourth Quarter and Full Year 2019 Financial Results

Wilmington, DE – January 30, 2020 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the fourth quarter and full year of 2019.

Highlights

•	For the quarter ended December 31, 2019, The Bancorp earned net income of $2.9 million from continuing operations, and $0.03 diluted earnings per share from combined continuing and discontinued operations. That net income adjusted for a $7.5 million non-deductible FDIC civil money penalty, was $10.3 million, or $0.18 per diluted share. This compares to $0.11 diluted earnings per share from continuing operations for the quarter ended December 31, 2018.

•	Net interest margin increased to 3.32% for the year ended December 31, 2019, compared to 3.19% for the year ended December 31, 2018.

•	Net interest income increased 15% to $35.2 million for the quarter ended December 31, 2019, compared to $30.6 million for the quarter ended December 31, 2018.

•	Average loans and leases, including loans held for sale, increased 31% to $2.5 billion for the quarter ended December 31, 2019, compared to $1.9 billion for the quarter ended December 31, 2018.

•	Prepaid, debit card and related fees increased 30% to $17.0 million for the quarter ended December 31, 2019, compared to $13.1 million for the quarter ended December 31, 2018. Gross dollar volume (GDV), representing total spend on cards, increased 41%.

•	Total year-end SBLOC (securities-backed lines of credit) and IBLOC (insurance backed lines of credit) loans increased 30% year over year and 11% quarter over third quarter 2019 to $1.0 billion at December 31, 2019.

•	Small Business Loans, including those held-for-sale, increased 22% year over year to $572.6 million at December 31, 2019.

•	The average rate on $4.3 billion of average deposits and interest-bearing liabilities in the fourth quarter of 2019 was 0.77%. Average prepaid card deposits of $2.7 billion for fourth quarter 2019, reflected an increase of 22% over the $2.2 billion for the quarter ended December 31, 2018.

•	Consolidated leverage ratio was 9.65% at December 31, 2019. The Bancorp and its subsidiary, The Bancorp Bank, remain well capitalized.

•	Book value per common share at December 31, 2019 was $8.52 per share compared to $7.22 a year earlier, an increase of 18%.

Damian Kozlowski, The Bancorp’s Chief Executive Officer, said, “This quarter we again experienced across the board increases in both spread and fee income driven by significantly higher loan balances and GDV growth. Performance in the 4th quarter positioned us well for continued progress in 2020.  Based on our current momentum, we reaffirm a minimum of $1.25 earnings per share and a $1.34 EPS target for 2020.”

The Bancorp reported net income of $1.9 million, or $0.03 income per diluted share, for the quarter ended December 31, 2019, compared to net income of $7.1 million, or $0.13 income per diluted share, for the quarter ended December 31, 2018. Results for the fourth quarter of 2019 reflect a $7.5 million non-deductible FDIC civil money penalty. Tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 9.65%, 18.94%, 19.34% and 18.94%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively.

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Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, January 31, 2020 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 7997238. You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, February 7, 2020 by dialing 855.859.2056, access code 7997238.

The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company’s only subsidiary, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “estimate,” “continue,” or similar words. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. These risks and uncertainties could cause actual results, performance or achievements to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this earnings release, except as may be required under applicable law.

The Bancorp, Inc. Contact

Andres Viroslav

215-861-7990

aviroslav@thebancorp.com

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Financial highlights
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
Condensed income statement	2019	2018	2019	2018
	(dollars in thousands except per share data)

Net interest income	$35,179	$30,609	$141,288	$120,849
Provision for loan and lease losses	1,450	925	4,400	3,585
Non-interest income
Service fees on deposit accounts	6	—	75	3,622
ACH, card and other payment processing fees	1,962	2,378	9,376	8,653
Prepaid, debit card and related fees	17,004	13,068	65,141	54,627
Net realized and unrealized gains (losses) on commercial loans originated for sale	(247)	224	24,072	20,498
Change in value of investment in unconsolidated entity	—	(708)	—	(3,689)
Leasing related income	932	718	3,243	3,071
Affinity fees	—	10	—	281
Gain on sale of IRA portfolio	—	—	—	65,000
Other non-interest income	841	1,000	2,220	1,732
Total non-interest income	20,498	16,690	104,127	153,795
Non-interest expense
Salaries and employee benefits	24,067	20,603	94,259	79,816
Data processing expense	1,210	1,446	4,894	6,187
Legal expense	995	2,034	5,319	7,845
FDIC Insurance	2,141	1,430	7,025	8,819
Software	3,551	3,425	12,731	13,304
Civil money penalties (recoveries)	7,500	—	8,900	(290)
Prepaid relationship exit expense	—	672	—	672
Lease termination expense	—	—	908	395
Other non-interest expense	8,258	8,010	34,485	34,530
Total non-interest expense	47,722	37,620	168,521	151,278
Income from continuing operations before income taxes	6,505	8,754	72,494	119,781
Income tax expense	3,641	2,691	21,226	32,241
Net income from continuing operations	2,864	6,063	51,268	87,540
Discontinued operations
Income (loss) from discontinued operations before income taxes	(1,365)	1,755	510	1,491
Income tax expense (benefit)	(355)	699	219	354
Net income (loss) from discontinued operations, net of tax	(1,010)	1,056	291	1,137
Net income	$1,854	$7,119	$51,559	$88,677

Net income per share from continuing operations - basic	$0.05	$0.11	$0.90	$1.55
Net income (loss)per share from discontinued operations - basic	$(0.02)	$0.02	$0.01	$0.02
Net income per share - basic	$0.03	$0.13	$0.91	$1.57

Net income per share from continuing operations - diluted	$0.05	$0.11	$0.89	$1.53
Net income (loss) per share from discontinued operations - diluted	$(0.02)	$0.02	$0.01	$0.02
Net income per share - diluted	$0.03	$0.13	$0.90	$1.55
Weighted average shares - basic	56,924,543	56,446,088	56,765,635	56,343,845
Weighted average shares - diluted	57,847,509	56,964,074	57,338,985	57,068,306

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Balance sheet	December 31,	September 30,	June 30,	December 31,
	2019	2019	2019	2018
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$19,928	$24,068	$27,450	$2,440
Interest earning deposits at Federal Reserve Bank	924,544	932,440	284,823	551,862
Total cash and cash equivalents	944,472	956,508	312,273	554,302

Investment securities, available-for-sale, at fair value	1,320,692	1,382,437	1,361,779	1,236,324
Investment securities, held-to-maturity	84,387	84,399	84,414	84,432
Commercial loans held for sale, at fair value	1,177,118	489,240	934,452	688,471
Loans, net of deferred fees and costs	1,827,673	1,683,377	1,561,451	1,501,976
Allowance for loan and lease losses	(10,238)	(10,360)	(9,989)	(8,653)
Loans, net	1,817,435	1,673,017	1,551,462	1,493,323
Federal Home Loan Bank & Atlantic Community Bancshares stock	5,342	4,342	6,342	1,113
Premises and equipment, net	17,538	17,857	17,380	18,895
Accrued interest receivable	13,619	13,898	14,567	12,753
Intangible assets, net	2,315	2,698	3,081	3,846
Deferred tax asset, net	14,145	13,006	14,574	21,622
Investment in unconsolidated entity	39,154	49,431	58,012	59,273
Assets held for sale from discontinued operations	140,657	162,098	169,109	197,831
Other assets	81,696	94,605	76,123	65,726
Total assets	$5,658,570	$4,943,536	$4,603,568	$4,437,911

Liabilities:
Deposits
Demand and interest checking	$4,402,740	$3,844,747	$3,964,905	$3,904,638
Savings and money market	174,290	25,950	26,841	31,076
Time deposits	475,000	475,000	—	—
Total deposits	5,052,030	4,345,697	3,991,746	3,935,714

Securities sold under agreements to repurchase	82	93	93	93
Short-term borrowings	—	—	45,000	—
Subordinated debenture	13,401	13,401	13,401	13,401
Long-term borrowings	40,991	41,166	41,334	41,674
Other liabilities	67,569	59,005	53,862	40,253
Total liabilities	$5,174,073	$4,459,362	$4,145,436	$4,031,135

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 56,940,521 and 56,446,088 shares issued and outstanding at December 31, 2019 and 2018, respectively	56,941	56,911	56,875	56,446
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	371,633	370,113	368,771	366,181
Accumulated earnings (deficit)	50,742	48,888	28,463	(817)
Accumulated other comprehensive income (loss)	6,047	9,128	4,889	(14,168)
Total shareholders' equity	484,497	484,174	458,132	406,776

Total liabilities and shareholders' equity	$5,658,570	$4,943,536	$4,603,568	$4,437,911

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Average balance sheet and net interest income	Three months ended December 31, 2019			Three months ended December 31, 2018
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of deferred fees and costs **	$2,514,401	$31,177	4.96%	$1,905,089	$24,782	5.20%
Leases - bank qualified*	12,633	229	7.25%	19,531	353	7.23%
Investment securities-taxable	1,441,895	9,636	2.67%	1,329,249	10,619	3.20%
Investment securities-nontaxable*	5,825	47	3.23%	7,814	60	3.07%
Interest earning deposits at Federal Reserve Bank	569,804	2,505	1.76%	436,501	2,571	2.36%
Federal funds sold and securities purchased under
agreement to resell	—	—	—	44,093	340	3.08%
Net interest earning assets	4,544,558	43,594	3.84%	3,742,277	38,725	4.14%

Allowance for loan and lease losses	(10,162)			(7,973)
Loans held for sale from discontinued operations	149,301	1,416	3.79%	204,354	1,921	3.76%
Other assets	254,809			178,770
	$4,938,506			$4,117,428

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,749,860	$5,405	0.58%	$3,602,089	$7,522	0.84%
Savings and money market	66,151	51	0.31%	44,029	127	1.15%
Time	406,730	2,217	2.18%	—	—	—
Total deposits	4,222,741	7,673	0.73%	3,646,118	7,649	0.84%

Short-term borrowings	102,832	507	1.97%	29,184	190	2.60%
Securities sold under agreements to repurchase	84	—	0.00%	156	—	0.00%
Subordinated debentures	13,401	177	5.28%	13,401	190	5.67%
Total deposits and liabilities	4,339,058	8,357	0.77%	3,688,859	8,029	0.87%

Other liabilities	115,112			29,244
Total liabilities	4,454,170			3,718,103

Shareholders' equity	484,336			399,325
	$4,938,506			$4,117,428
Net interest income on tax equivalent basis*		$36,653			$32,617

Tax equivalent adjustment		58			87

Net interest income		$36,595			$32,530
Net interest margin *			3.12%			3.32%

* Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2019 and 2018.
** Includes loans held for sale.

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Average balance sheet and net interest income	Year ended December 31, 2019			Year ended December 31, 2018
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of deferred fees and costs **	$2,402,686	$126,176	5.25%	$1,915,456	$94,232	4.92%
Leases - bank qualified*	14,968	1,177	7.86%	20,025	1,370	6.84%
Investment securities-taxable	1,406,247	42,286	3.01%	1,375,566	41,994	3.05%
Investment securities-nontaxable*	6,533	215	3.29%	8,631	262	3.04%
Interest earning deposits at Federal Reserve Bank	472,279	10,007	2.12%	460,577	8,737	1.90%
Federal funds sold and securities purchased under agreement to resell	—	—	—	59,157	1,708	2.89%
Net interest earning assets	4,302,713	179,861	4.18%	3,839,412	148,303	3.86%

Allowance for loan and lease losses	(9,696)			(7,528)
Loans held for sale from discontinued operations	169,986	6,710	3.95%	253,348	8,810	3.48%
Other assets	254,674			190,252
	$4,717,677			$4,275,484

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,817,176	$30,664	0.80%	$3,499,288	$23,068	0.66%
Savings and money market	37,671	181	0.48%	362,267	2,878	0.79%
Time	170,438	3,555	2.09%	—	—	—
Total deposits	4,025,285	34,400	0.85%	3,861,555	25,946	0.67%

Short-term borrowings	129,031	3,131	2.43%	20,346	451	2.22%
Securities sold under agreements to repurchase	90	—	0.00%	173	—	0.00%
Subordinated debentures	13,401	750	5.60%	13,401	714	5.33%
Total deposits and liabilities	4,167,807	38,281	0.92%	3,895,475	27,111	0.70%

Other liabilities	104,233			14,546
Total liabilities	4,272,040			3,910,021

Shareholders' equity	445,637			365,463
	$4,717,677			$4,275,484
Net interest income on tax equivalent basis*		$148,290			$130,002

Tax equivalent adjustment		292			343

Net interest income		$147,998			$129,659
Net interest margin *			3.32%			3.19%

* Full taxable equivalent basis, using a statutory Federal rate of 21% for 2019 and 2018.
** Includes loans held for sale.

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Allowance for loan and lease losses:	Year ended	Year ended
	December 31,	December 31,
	2019	2018
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period (1)	$8,653	$7,096

Loans charged-off:
SBA non-real estate	1,362	1,348
SBA commercial mortgage	—	157
Direct lease financing	529	637
Other consumer loans	1,102	21
Total	2,993	2,163

Recoveries:
SBA non-real estate	125	57
SBA commercial mortgage	—	13
Direct lease financing	51	64
Other consumer loans	2	1
Total	178	135
Net charge-offs	2,815	2,028
Provision charged to operations	4,400	3,585

Balance in allowance for loan and lease losses at end of period	$10,238	$8,653
Net charge-offs/average loans	0.12%	0.10%
Net charge-offs/average assets	0.06%	0.05%
(1) Excludes activity from assets held for sale from discontinued operations.

Loan portfolio:	December 31,	September 30,	June 30,	December 31,
	2019	2019	2019	2018
	(in thousands)

SBL non-real estate	$84,579	$84,181	$75,475	$76,340
SBL commercial mortgage	218,110	209,008	189,427	165,406
SBL construction	45,310	38,116	29,298	21,636
Small business loans*	347,999	331,305	294,200	263,382
Direct lease financing	434,460	412,755	407,907	394,770
SBLOC / IBLOC**	1,024,420	920,463	837,672	785,303
Other specialty lending	3,055	3,167	3,432	31,836
Other consumer loans ***	4,554	6,388	7,898	16,302
	1,814,488	1,674,078	1,551,109	1,491,593
Unamortized loan fees and costs	13,185	9,299	10,342	10,383
Total loans, net of deferred fees and costs	$1,827,673	$1,683,377	$1,561,451	$1,501,976

Small business portfolio:	December 31,	September 30,	June 30,	December 31,
	2019	2019	2019	2018
	(in thousands)

SBL, including deferred fees and costs	355,641	337,440	301,502	270,860
SBL, included in held-for-sale	216,930	222,007	215,064	199,977
Total small business loans	$572,571	$559,447	$516,566	$470,837

* The preceding table shows small business loans and small business loans held-for-sale, which consist of the government guaranteed portion of SBA loans, at the dates indicated (in thousands).
** Securities Backed Lines of Credit (SBLOC) are collateralized by marketable securities, while Insurance Backed Lines of Credit (IBLOC) are collateralized by the cash surrender value of insurance policies.
*** Included in the table above under Other consumer loans are demand deposit overdrafts reclassified as loan balances totaling $882,000 and $7.2 million at December 31, 2019 and December 31, 2018, respectively. Estimated overdraft charge-offs and recoveries are reflected in the allowance for loan and lease losses.

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Capital ratios:	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of December 31, 2019
The Bancorp, Inc.	9.65%	18.94%	19.34%	18.94%
The Bancorp Bank	9.46%	18.61%	19.01%	18.61%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2018
The Bancorp, Inc.	10.11%	20.64%	21.07%	20.64%
The Bancorp Bank	9.70%	20.18%	20.61%	20.18%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Year ended
	December 31,		December 31,
	2019	2018	2019	2018
Selected operating ratios:
Return on average assets (1)	0.15%	0.69%	1.09%	2.07%
Return on average equity (1)	1.52%	7.07%	11.57%	24.26%
Net interest margin	3.12%	3.32%	3.32%	3.19%

(1) Annualized

NOTE: For continuing operations and excluding civil money penalties, return on assets for fourth quarter and full year 2019 was 0.83% and 1.28% while return on equity was 8.5% and 13.5%, respectively.

Book value per share table:	December 31,	September 30,	June 30,	December 31,
	2019	2019	2019	2018
Book value per share	$8.52	$8.52	$8.07	$7.22

Loan quality table:	December 31,	September 30,	June 30,	December 31,
	2019	2019	2019	2018
Nonperforming loans to total loans	0.50%	0.55%	0.57%	0.36%
Nonperforming assets to total assets	0.16%	0.19%	0.19%	0.12%
Allowance for loan and lease losses to total loans	0.56%	0.62%	0.64%	0.58%

Nonaccrual loans	$5,796	$6,420	$6,456	$4,516
Loans 90 days past due still accruing interest	3,264	2,788	2,373	954
Other real estate owned	—	—	—	—
Total nonperforming assets	$9,060	$9,208	$8,829	$5,470

	Three months ended
	December 31,	September 30,	June 30,	December 31,
	2019	2019	2019	2018
	(in thousands)
Gross dollar volume (GDV) (2):
Prepaid and debit card GDV	$19,104,327	$17,264,890	$16,611,551	$13,526,647

(2) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank.

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Business line quarterly summary:
Quarter ended December 31, 2019
(dollars in millions)
		Balances			Non-interest income
			% Growth			% Growth
Major business lines	Average approximate rates	Balances*	Year over year	Linked quarter annualized	Current quarter	Year over year
Loans
Institutional banking **	3.7%	$1,024	30%	45%	na	na
SBA	5.7%	572	22%	10%	na	na
Leasing	6.5%	434	10%	21%	$0.9	nm
Commercial real estate securitization	5.5%	960	nm	nm	nm	nm
Weighted average yield	5.1%	$2,990
Deposits
Payment solutions (prepaid and debit card issuance) ***	0.7%	$2,696	22%	nm	$17.0	23%
Card payment and ACH processing	0.7%	735	-27%	nm	2.0	nm
* Loan categories are based on period end balance and deposits are based on average quarterly balances.
** Comprised of Securities Backed Lines of Credit (SBLOC), collateralized by marketable securities and Insurance Backed Lines of Credit (IBLOC), collateralized by the cash surrender value of insurance policies.
*** 2018 had been adjusted for an atyptical $739,000 writedown to revenue on one relationship

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Analysis of Walnut Street* marks:
	Loan activity	Marks
	(dollars in millions)
Original Walnut Street loan balance, December 31, 2014	$267
Marks through December 31, 2014 sale date	(58)	$(58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
December 31, 2014 Bancorp book value	193
Additional marks 2015 - 2018	(46)	(46)
2019 Marks	—
Payments received	(108)
December 31, 2019 Bancorp book value **	$39
Total marks		$(104)
Divided by:
Original Walnut Street loan balance		$267
Percentage of total mark to original balance		39%
* Walnut Street is the investment in unconsolidated entity on the balance sheet which reflects the Bank's investment in a securitization of certain loans from the bank’s discontinued loan portfolio.
** Approximately 26% of expected principal recoveries were from loans and properties pending liquidation or other resolution as of December 31, 2019.

Walnut Street portfolio composition as of December 31, 2019
Collateral type	% of Portfolio
Commercial real estate non-owner occupied
Retail	51.3%
Office	—
Other	13.3%
Construction and land	23.6%
First mortgage residential owner occupied	8.6%
First mortgage residential non-owner occupied	3.2%
Total	100.0%

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Cumulative analysis of marks on discontinued commercial loan principal as of December 31, 2019

	Discontinued	Cumulative	% to original
	loan principal	marks	principal
	(dollars in millions)

Commercial loan discontinued principal before marks	$75
Florida mall held in discontinued other real estate owned	42	$(27)
Previous mark charges	10	(10)
Mark at December 31, 2019		(4)
Total	$127	$(41)	32%

Analysis of discontinued commercial loan relationships as of December 31, 2019

	Performing loan	Nonperforming loan	Total loan	Performing	Nonperforming	Total
	principal	principal	principal	loan marks	loan marks	marks
	(in millions)

5 loan relationships > $6 million	$46	$—	$46	$(3)	$—	$(3)
Loan relationships < $6 million	18	7	25	(1)	—	(1)
	$64	$7	$71	$(4)	$—	$(4)

Quarterly activity for discontinued commercial loan principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal September 30, 2019 before marks	$94
Quarterly paydowns and other reductions	(19)
Commercial loan discontinued principal December 31, 2019 before marks	$75
Marks December 31, 2019	(4)
Net commercial loan exposure December 31, 2019	$71
Residential mortgages	45
Net loans	$116
Florida Mall in other real estate owned	15
12 Properties in other real estate owned	9
Total discontinued assets at December 31, 2019	$140

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Discontinued commercial loan composition as of December 31, 2019

Collateral type	Unpaid principal balance	Mark December 31, 2019	Mark as % of portfolio
	(dollars in millions)
Commercial real estate - non-owner occupied:
Retail	$4	$(0.6)	15%
Office	3	—	—
Other	24	(0.3)	1%
Construction and land	12	—	0%
Commercial non-real estate and industrial	3	—	0%
1 to 4 family construction	11	(2.5)	23%
First mortgage residential non-owner occupied	9	(0.2)	2%
Commercial real estate owner occupied:
Retail	7	—	—
Office	—	—	—
Other	—	—	—
Residential junior mortgage	1	—	—
Other	1	—	—
Total	$75
Less: mark	(4)
Net commercial loan exposure December 31, 2019	$71	$(3.6)	5%

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